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                                                                                                    EXHIBIT 21.0




EXHIBIT 21.0      LIST OF SUBSIDIARIES


      Registrant           Clifton Savings Bancorp, Inc.
      ----------           -----------------------------


                                                       Percentage                       Jurisdiction or
               Subsidiaries                            Ownership                     State of Incorporation
-------------------------------------------   -----------------------------   -------------------------------------
Clifton Savings Bank                                      100%                           United States


Botany Inc. (1)                                           100%                             New Jersey

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(1) Wholly owned subsidiary of Clifton Savings Bank.

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